UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2010

Avon Products, Inc.

(Exact name of registrant as specified in its charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas

New York, New York 10105-0196

(Address of principal executive offices) (Zip Code)

(212) 282-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement

On November 23, 2010, Avon Products, Inc. (the “Company”) entered into a Note Purchase Agreement, dated as of November 23, 2010 (the “Note Purchase Agreement”), among the Company and the purchasers of the Company’s 2.60% Senior Notes, Series A, due November 23, 2015 (the “Series A Notes”), 4.03% Senior Notes, Series B, due November 23, 2020 (the “Series B Notes”) and 4.18% Senior Notes, Series C, due November 23, 2022 (the “Series C Notes” and, collectively with the Series A Notes and the Series B Notes, the “Notes”). The Note Purchase Agreement provides that on November 23, 2010, the Company will issue and sell, in a private placement exempt from registration under the Securities Act of 1933, as amended, $142,000,000 in aggregate principal amount of the Series A Notes, $290,000,000 in aggregate principal amount of the Series B Notes and $103,000,000 in aggregate principal amount of the Series C Notes. The Series A Notes will bear interest at the rate of 2.60% per annum, payable semi-annually, and will mature on November 23, 2015. The Series B Notes will bear interest at the rate of 4.03% per annum, payable semi-annually, and will mature on November 23, 2020. The Series C Notes will bear interest at the rate of 4.18% per annum, payable semi-annually, and will mature on November 23, 2022. The Notes are senior unsecured obligations of the Company, rank equal in right of payment with all other senior unsecured indebtedness of the Company, and are unconditionally guaranteed by one of the Company’s wholly-owned subsidiaries. The Company will use the proceeds from the sale of the Notes to repay existing debt and for general corporate purposes.

The Note Purchase Agreement contains certain covenants that have the effect of limiting under certain circumstances the ability of the Company and certain of its subsidiaries to, among other things, merge with other entities, create new liens, incur additional indebtedness or substantially change the general nature of the business of the Company and its subsidiaries, taken as a whole. The Note Purchase Agreement also requires the Company to comply with an interest coverage ratio and contains customary default provisions, including cross-default provisions. Certain of the noteholders or their affiliates provide or have provided certain insurance related and administrative services to the Company.

The foregoing descriptions of the Note Purchase Agreement and the Notes are qualified in their entirety by reference to the Note Purchase Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

(Page 2 of 4 Pages)

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1	Note Purchase Agreement, dated as of November 23, 2010, among the Company and the purchasers of its 2.60% Senior Notes, Series A, due November 23, 2015, 4.03% Senior Notes, Series B, due November 23, 2020 and 4.18% Senior Notes, Series C, due November 23, 2022.

(Page 3 of 4 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By:	/s/ Charles W. Cramb
Charles W. Cramb
Vice Chairman, Chief Finance and Strategy
Officer

Date: November 29, 2010

(Page 4 of 4 Pages)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Note Purchase Agreement, dated as of November 23, 2010, among the Company and the purchasers of its 2.60% Senior Notes, Series A, due November 23, 2015, 4.03% Senior Notes, Series B, due November 23, 2020 and 4.18% Senior Notes, Series C, due November 23, 2022.